UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2024

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-53029	26-1315585
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2029 Pat Booker Rd., San Antionio, Texas 78148

(Address of principal executive offices) (zip code)

(210) 490-3977

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2025, C-Bond Systems, Inc. (the “Company”) entered into that certain Debt Forgiveness, Equity Redemption and Strict Foreclosure Agreement (the “Agreement”), by and between the Company, C-Bond Systems, LLC (“C-Bond LLC”), Patriot Glass Solutions, LLC (“Patriot”), Badcer Ops, Inc. (“Badcer”), Jeff Badders, Badders Children’s Trust (“Badders Trust”), Mercer Street Global Opportunity Fund, LLC, and Michael Wanke. The closing of the transactions contemplated by the Agreement (the “Closing”) occurred on January 30, 2025.

As settlement of all outstanding debt instruments owed to the parties in this Agreement and associated liens, and pursuant to Section 9-620 of the Uniform Commercial Code of the State of Texas, at the Closing the Company, C-Bond LLC, and Patriot (collectively, the “Debtors”), voluntarily transferred, conveyed and assigned to Badcer all of the Debtors’ legal, equitable and beneficial right, title and interest in and to all assets of the Debtors, including, but not limited to, the following: (i) the 80% of the Membership Interest (as defined in the Operating Agreement of Patriot, dated as of July 2021 and the Units (as defined in such Operating Agreement) comprising such 80% of the Membership Interests of Patriot, which are held by C-Bond; (ii) 100% of the membership interests of C-Bond LLC, which are held by C-Bond; (iii) all of Patriot’s accounts receivable; and (iv) certain patents as set forth in Exhibit C to the Agreement; among other assets.

Under the terms of the Agreement, the Company will continue to market Patriot’s products under a Representative Agreement, and will continue to be involved in the manufacturing of Patriot’s products.

In addition, at the Closing, (i) C-Bond redeemed from Badcer the Badcer Preferred Shares (as defined in the Agreement) in exchange for a payment of $1.00 in total, and Badcer assigned all of Badcer’ rights, titles and interest in and to the Badcer Preferred Shares to C-Bond; (ii) C-Bond redeemed from Mr. Wanke the the Wanke Common Shares (as defined in the Agreement) in exchange for a payment of $1.00 in total, and Mr. Wanke assigned all of Mr. Wanke’s rights, titles and interest in and to the Wanke Common Shares to C-Bond; (iii) C-Bond redeemed from Badders Trust the Badders Trust Common Shares (as defined in the Agreement) in exchange for a payment of $1.00 in total, and Badders Trust to assigned all of Badders Trust’s rights, titles and interest in and to the Badders Trust Common Shares to C-Bond; and (iv) C-Bond redeemed from Mr. Badders the Badders Common Shares (as defined in the Agreement) in exchange for a payment of $1.00 in total, Mr. Badders assigned all of Mr. Badders’ rights, titles and interest in and to the Badders Common Shares to C-Bond. Effective as of the Closing, Scott Silverman and Allison Tomek resigned from all positions they may hold as managers or officers of C-Bond LLC.

The information set forth above is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2024, Barry M. Edelstein, a member of the Company’s Board of Directors (“Board”), notified the Company of his intention to resign from the Board due to changing professional priorities, effective December 31, 2024. Mr. Edelstein did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective upon Mr. Edelstein’s resignation as a director, the size of the Board will be reduced from three to two directors.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Debt Forgiveness, Equity Redemption and Strict Foreclosure Agreement, dated as of January 30, 2025, by and between C-Bond Systems, Inc., C-Bond Systems, LLC, Patriot Glass Solutions, LLC, Badcer Ops, Inc., Jeff Badders, Badders Children’s Trust, Mercer Street Global Opportunity Fund, LLC, and Michael Wanke.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted pursuant to Instruction No. 6 of Item 1.01 of Form 8-K or otherwise omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all unredacted and omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: February 4, 2025	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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